QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the reference to our firm under the caption of "Experts" and to the use in this Registration Statement on Form S-1 of our report dated March 19, 2010, except for the matters discussed in Note 12 for which the date is July 28, 2010, relating to the financial statements of TechniScan, Inc. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ TANNER LC

Salt Lake City, Utah
August 27, 2010

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM